                                                                    Exhibit 99.1

For immediate release:

            deltathree Reports Second Quarter 2003 Financial Results


New York, NY - August 7, 2003 - deltathree, Inc. (NasdaqSC: DDDC), a leading provider of SIP-based hosted communications solutions for service providers and consumers worldwide, today announced financial results for the second quarter ended June 30, 2003.

                 Highlights of the Second Quarter 2003 Include:
                 ----------------------------------------------

o Net loss reduced 28% versus 2Q 2002 to ($0.08) per share, results in line with management's guidance.

o        EBITDA loss reduced 45% versus 2Q 2002 to ($0.03) per share.

o        Gross margins rise to 35% of revenue versus 31% in 2Q 2002.

o        Cash utilization reduced 60% versus 1Q 2003 to $618,000.

Total revenues for the second quarter of 2003 were $3.0 million compared to revenues of $3.2 million reported for the second quarter of 2002, a decline of $169,000. In the sequential comparison, revenues were essentially unchanged from $3.0 million reported for the first quarter of 2003.

deltathree's net loss for the second quarter of 2003 was $2.4 million or ($0.08) per share compared to a net loss of $3.3 million or ($0.11) per share in the second quarter of 2002, and a net loss of $2.5 million in the first quarter of 2003. This represents a 28% improvement compared to the second quarter of 2002 and the Company's eleventh straight quarterly improvement.

Gross margins for the second quarter of 2003 were 35% of revenue compared with gross margins of 31% in the year ago period. EBITDA (earnings before interest, taxes, depreciation and amortization) loss for the second quarter of 2003 was $874,000 or ($0.03) per share, compared to a loss of $1.6 million or ($0.06) per share in the second quarter of 2002, a 45% improvement. EBITDA is presented because it is a widely accepted performance indicator, although it should be noted that it is not a measure of liquidity or of financial performance under generally accepted accounting principles. The EBITDA numbers presented may not be comparable to similarly titled measures reported by other companies. EBITDA, while providing useful information, should not be considered in isolation or as an alternative to net income or cash flows as determined under GAAP. All EBITDA figures are exclusive of non-cash employee compensation charges.

Consistent   with  the  SEC  Regulation  G,  the  following   table  provides  a
reconciliation of EBITDA to the Generally Accepted Accounting Principles (GAAP) measure of Operating Income:

    ($ in  thousands)                          Q2 2003           Q2 2002
                                               -------           -------

    EBITDA:                                       ($874)          ($1,584)
      Less:
         Non-cash compensation expense               --              (108)
         Depreciation & Amortization             (1,527)           (1,643)
                                              ----------        ----------
    Operating Loss                              ($2,401)          ($3,335)
                                              ==========        ==========
deltathree's cash usage for the second quarter of 2003 was a better than expected $618,000, and reflects a sequential reduction of $924,000 from the first quarter 2003 cash usage of $1.5 million. Management had anticipated cash usage for the quarter in the range of $1.0 million to $1.5 million. The sequential reduction in cash usage during the second quarter was primarily related to continued expense reductions and working capital management improvements.

deltathree ended the second quarter of 2003 with approximately $19.1 million in cash and short-term investments, and no outstanding debt.

Following the rise in the closing bid price of deltathree common shares above $1.00 for ten consecutive trading days during the month of July, deltathree received a letter from Nasdaq on August 5, 2003 notifying deltathree that the Company has regained full compliance with the Nasdaq SmallCap Market's $1.00 minimum bid price requirement as set forth in the Nasdaq Listing Qualifications.

deltathree Operational Review
-----------------------------

Shimmy Zimels, deltathree's Chief Executive Officer, stated, "With a better than expected cash utilization rate in the second quarter of 2003 and the eleventh consecutive quarter of sequential improvement in our quarterly net loss, deltathree's focus on financial efficiency is clear. Despite the challenging market conditions in the telecommunications space, deltathree remains focused on improving bottom line results and innovating the most advanced VoIP applications for our customers worldwide. Our core consumer and enterprise VoIP solutions continue to garner awards for technological excellence and market leadership. deltathree's iConnectHere Broadband Phone received TMC Labs Innovation Award for 2003 for taking a decisive leadership role and driving the continued growth of IP telephony. The award highlighted the high quality, low cost and expansive feature set characteristics of the Broadband Phone solution which has since been expanded to service broadband users in 218 countries around the world.

"A variety of positive factors are converging in the communications marketplace, to create new momentum in the VoIP industry. These factors are to help pave the way for increased VoIP customer penetration rates and ultimately increased VoIP traffic. The key market drivers include: dramatic increases in the quality of VoIP phone calls, rising broadband penetration rates worldwide, increased WiFi mobile access, and continued expansion in the rollout of new user friendly VoIP services, such as deltathree's iConnectHere Broadband Phone which allows consumers to use their existing analog home phone to place VoIP calls. This point is very important as it allows consumers to use the phone already in their home, without dialing special access codes, and have the same transparent phone experience that they are familiar with. Using your PC to place VoIP calls is no longer necessary," continued Mr. Zimels.

Paul White, deltathree Chief Financial Officer stated, "We are continuing to focus on three core goals. The first goal is actively managing the fundamental cash flow of our business and the identification of high margin, high value revenue streams. Second, is to support our growing network of global resellers and partners, which includes companies like Microsoft to ensure we are effectively reaching our end customers in all geographic regions. Third, is to continue to explore mainstream distribution channels for possible partnerships to help expand the reach of our VoIP services through branded or private label opportunities. With ample access to working capital to fund our business model and no debt, deltathree is well positioned to execute on these strategic goals."

deltathree Financial Guidance
-----------------------------

For the third quarter of 2003, deltathree forecasts a quarterly net loss (excluding non-cash compensation and non-recurring charges) within the range of ($0.05) per share to ($0.10) per share. Quarterly cash usage for the third quarter of 2003 is forecasted to be in the range of $750,000 to $1.25 million. In addition, based on our initial July and August results to date, deltathree currently anticipates that revenues will increase by 5% to 10% during the third quarter of 2003.

Conference Call Details
-----------------------

The deltathree second quarter 2003 earnings conference call will be webcast live at 4:30 p.m. ET [1:30 p.m. PT] today, August 7th, 2003. Investors are invited to listen to the live call by dialing 1-800-450-0819 in the United States or by dialing 651-224-7472 when calling internationally. Investors worldwide can also listen to the call live via deltathree's website, http://corp.deltathree.com. Please go to the website at least 15 minutes early to register, download, and install any necessary audio software. A replay of the call will also be available through the deltathree corporate web site. Those that cannot listen via the webcast are invited to listen to the telephone replay of the presentation by dialing 1-800-475-6701 in the United States or 320-365-3844 internationally and entering reservation number 693900 beginning at 8:00 p.m. ET [5:00 p.m. PT].

About deltathree
----------------

Founded in 1996, deltathree is a leading provider of hosted, SIP-based VoIP products and services. deltathree provides private-label products, including PC-to-Phone, Phone-to-Phone, and Broadband Phone, as well as back-office services such as billing, operations management, marketing support, and network management, to service providers worldwide. deltathree's consumer division, iConnectHere, provides award-winning VoIP products directly to consumers. Our high quality Internet telephony solutions are viable and cost-effective alternatives to traditional telephone services. For more information about deltathree, visit our web site at http://corp.deltathree.com.

Except for historical matters contained herein, the matters discussed in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that these forward-looking statements reflect numerous assumptions and involve risks and uncertainties that may affect deltathree's business and prospects and cause actual results to differ materially from these forward-looking statements.
Among the factors that could cause actual results to differ are the inherent uncertainty of financial estimates and projections, the competitive environment for Internet telephony, deltathree's limited operating history, changes of rates of all related telecommunications services, the level and rate of customer acceptance of new products and services, legislation that may affect the Internet telephony industry, rapid technological changes, and other risk factors contained in deltathree's periodic reports on Form 10-K and Forms 10-Q on file with the SEC and available through http://www.sec.gov.

deltathree Contact:                    Investor Relations Contact:
-------------------                    ---------------------------

Paul White                             Erik Knettel
Chief Financial Officer                The Global Consulting Group (GCG)
(212) 500-4850                         (646) 284-9415
paulw@deltathree.com                   eknettel@hfgcg.com


                                 (Tables follow)

                                DELTATHREE, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS


                                                                           As of          As of
                                                                          June 30,      December 31,
                                                                            2003            2002
                                                                         ----------     ------------
                                                                         (unaudited)

                                                                              ($ in thousands)
ASSETS
Current assets:
 Cash and cash equivalents .........................................      $   3,972       $   5,681
 Short-term investments ............................................         15,101          15,552
 Accounts receivable, net ..........................................            290             652
 Prepaid expenses and other current assets .........................            448             760
                                                                          ---------       ---------

    Total current assets ...........................................         19,811          22,645
                                                                          ---------       ---------

Property and equipment, net ........................................          6,508           9,452
                                                                          ---------       ---------

Deposits ...........................................................            105             100
                                                                          ---------       ---------

     Total assets ..................................................      $  26,424       $  32,197
                                                                          =========       =========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
 Accounts payable ..................................................      $   1,815       $   2,306
 Deferred revenues .................................................            339             334
 Other current liabilities .........................................          1,949           2,330
                                                                          ---------       ---------

    Total current liabilities ......................................          4,103           4,970
                                                                          ---------       ---------

Long-term liabilities:
 Severance pay obligations .........................................             85             113
                                                                          ---------       ---------
    Total liabilities ..............................................          4,188           5,083
                                                                          ---------       ---------

Commitments and contingencies
Stockholders' equity:
 Class A common stock, - par value $0.001 ..........................             29              29
 Class B common stock, - par value $0.001 ..........................             --              --
 Additional paid-in capital ........................................        166,801         166,801
 Accumulated deficit ...............................................       (144,384)       (139,506)

Treasury stock at cost: 257,600 shares of class A common stock as of
  June 30, 2003 and December 31, 2002 ..............................           (210)           (210)
                                                                          ---------       ---------

     Total stockholders' equity ....................................         22,236          27,114
                                                                          ---------       ---------

     Total liabilities and stockholders' equity ....................      $  26,424       $  32,197
                                                                          =========       =========

                                DELTATHREE, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                             Three Months Ended                     Six Months Ended
                                                                   June 30,                               June 30,
                                                         -------------------------------       -------------------------------
                                                             2003              2002                2003              2002
                                                         ------------       ------------       ------------       ------------
                                                                   (unaudited)                           (unaudited)
                                                                         ($ in thousands, except share data)
Revenues ..........................................      $      2,985       $      3,154       $      5,957       $      6,491

Costs and operating expenses:
  Cost of revenues, net ...........................             1,955              2,179              3,817              4,736
  Research and development expenses, net ..........               555                880              1,218              1,873
  Selling and marketing expenses ..................               871              1,168              1,654              2,219
  General and administrative expenses (exclusive of
     non-cash compensation expense shown below) ...               478                511              1,139              1,120
  Non-cash compensation expense ...................                --                108                 --                270
  Depreciation and amortization ...................             1,527              1,643              3,131              3,278
                                                         ------------       ------------       ------------       ------------
     Total costs and operating expenses ...........             5,386              6,489             10,959             13,496
                                                         ------------       ------------       ------------       ------------
Loss from operations ..............................            (2,401)            (3,335)            (5,002)            (7,005)
Interest income, net ..............................                42                 52                146                181
                                                         ------------       ------------       ------------       ------------
Loss before income taxes ..........................            (2,359)            (3,283)            (4,856)            (6,824)
Income taxes ......................................                 4                 --                (22)               (11)
                                                         ------------       ------------       ------------       ------------
Net loss ..........................................      $     (2,363)      $     (3,283)      $     (4,878)      $     (6,835)
                                                         ============       ============       ============       ============
Net loss per share - basic and diluted ............      $      (0.08)      $      (0.11)      $      (0.17)      $      (0.24)
                                                         ============       ============       ============       ============
Weighted average shares outstanding -
      basic and diluted (number of shares) ........        28,923,296         28,885,606         28,921,536         28,885,606
                                                         ============       ============       ============       ============